                                                                   Exhibit 10.32


                                     LEASE
                                     -----



                                 By and Between


                               JAMES D. MAY, SR.

                                  ("Landlord")



                                      and



                    MAY MANUFACTURING AND DISTRIBUTING CORP.
                                   ("Tenant")

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE 1 PREMISES .......................................................    1

ARTICLE 2 TERM ...........................................................    1

      Section 2.1 Term of Lease ..........................................    1

      Section 2.2 Lease Year .............................................    1

      Section 2.3 Option to Renew Lease ..................................    2

ARTICLE 3 QUIET ENJOYMENT ................................................    2

ARTICLE 4 RENT ...........................................................    2

      Section 4.1 Original Term ..........................................    2

      Section 4.2 Renewal Term ...........................................    3

ARTICLE 5 USE, ASSIGNMENT, SUBLETTING ....................................    4

      Section 5.1 Use of Premises ........................................    4

      Section 5.2 Assignment and Subletting ..............................    4

ARTICLE 6 ALTERATIONS, SIGNS, FIXTURES ...................................    4

      Section 6.1 Alterations ............................................    4

      Section 6.2 Tenant's Right to Maintain Signs .......................    5

ARTICLE 7 MAINTENANCE, REPAIRS AND UTILITIES .............................    5

      Section 7.1 Landlord's Repairs .....................................    5

      Section 7.2 Tenant's Repairs .......................................    6

      Section 7.3 Utilities ..............................................    6

ARTICLE 8 INSURANCE ......................................................    6

      Section 8.1 Tenant's Insurance .....................................    6

      Section 8.2 Indemnity ..............................................    7

      Section 8.3 Tenant's Uses ..........................................    7

      Section 8.4 Waiver of Subrogation ..................................    7

      Section 8.5 Certificates ...........................................    7

      Section 8.6 Landlord's Liability ...................................    8

ARTICLE 9 DESTRUCTION ....................................................    8

ARTICLE 10 EMINENT DOMAIN ................................................    8

ARTICLE 11 TAXES .........................................................    9



                                      (i)

ARTICLE 12 DEFAULT .......................................................   10

ARTICLE 13 HOLDING OVER ..................................................   11

ARTICLE 14 RECORDING AND SUBORDINATION ...................................   11

      Section 14.1 Memorandum of Lease and Supplement to Lease ...........   11

      Section 14.2 Subordination .........................................   11

ARTICLE 15 OPTION TO PURCHASE ............................................   12

ARTICLE 16 GENERAL .......................................................   16

Section 16.1 Quiet Enjoyment .............................................   16

Section 16.2 Surrender ...................................................   16

Section 16.3 Access By Landlord ..........................................   17

Section 16.4 Notices .....................................................   17

Section 16.5 Severability ................................................   17

Section 16.6 Exhibits ....................................................   17

Section 16.7 Entire Agreement ............................................   18

Section 16.8 Successors and Assigns ......................................   18

Section 16.9 Governing Law ...............................................   18

Section 16.10 Relationship of Parties ....................................   18






                                      (ii)

                                     LEASE
                                     -----



         THIS LEASE, made as of the 31st day of July, 1996, by JAMES D. DAY, SR. (hereinafter called "Landlord"), whose address is 10000 East Yale Avenue #36, Denver, Colorado 80231 and MAY MANUFACTURING AND DISTRIBUTING CORP., a Colorado corporation, whose address is 5400 Marshall Avenue, Arvada, Colorado 80002.

         WHEREAS, Landlord and Tenant entered into certain leases dated as of September 12, 1990 and September 26, 1990 (the "Leases"), as the same may have been extended or renewed; and

         WHEREAS, Landlord and Tenant have reached new agreements concerning the lease of the premises which were the subject of the Leases;

         NOW, THEREFORE, Landlord and Tenant do hereby terminate the Leases effective as of the "Commencement Date" (defined below) and enter into this Lease, as follows:

                               ARTICLE 1 PREMISES
                               ------------------

         In consideration of the payment of rent by Tenant, and the keeping and performance of the covenants and agreements described below by Landlord and Tenant, Landlord hereby leases to Tenant the building, land and all appurtenances located at 5400 Marshall Avenue, Arvada, Colorado 80002 (the "Premises"), more particularly described on Exhibit A attached hereto and incorporated herein by reference .

                                 ARTICLE 2 TERM
                                 --------------

Section 2.1     TERM OF LEASE.
-----------     --------------

         TO HAVE AND TO HOLD the Leased Premises unto Tenant, together with the appurtenances thereunto belonging, for a term of seven (7) years commencing on August 1, 1996 (the "Commencement Date") and ending on July 31, 2003 (the "Expiration Date") .

Section 2.2     LEASE YEAR.
-----------     -----------

         The term "Lease Year", as used herein, shall mean a period of twelve
(12) consecutive full calendar months. The first Lease Year shall begin on the Commencement Date if the Commencement Date shall occur on the first day of a month. Otherwise, the first Lease Year shall commence upon the first day of the calendar month next following the Commencement Date. Each succeeding Lease Year shall commence upon the anniversary date of the first Lease Year.

Section 2.3     OPTION TO RENEW LEASE.
-----------     ----------------------

         Tenant may, at its option, at the expiration of the original term of this Lease, renew this Lease for one (1) renewal term of five (5) years at the rent specified in Section 4.2 and subject to all of the other.terms and conditions of this Lease; PROVIDED, HOWEVER, that Tenant's option to renew shall be subject to the condition that, at the expiration of the original term, Tenant's right of possession shall not have been terminated by Landlord due to Tenant's default hereunder, and that Tenant shall have given notice in writing to Landlord of its intention to exercise its option to renew at least one hundred eighty (180) days prior to the expiration of the original term.

                           ARTICLE 3 QUIET ENJOYMENT
                           -------------------------

         Landlord hereby covenants and agrees that if Tenant shall promptly and faithfully perform all of the covenants and agreements herein stipulated to be performed on Tenant's part, Tenant shall at all times during said term have the peaceable and quiet enjoyment and possession of the Premises without hindrance or claim from any persons lawfully claiming the Premises by or under Landlord save and except in the event of the taking of the Premises by public or quasi-public authority as provided in Article 10 below.

                                 ARTICLE 4 RENT
                                 --------------

Section 4.1     ORIGINAL TERM.
-----------     --------------

         Tenant agrees without demand and without any deduction or set-off to pay to Landlord at Landlord's office or at such other place as Landlord may from time to time designate as rent for the Premises during the original term of this Lease from the Commencement Date through the Expiration Date, the sum of $141,768 per year payable in equal monthly installments of $11,814 each in advance on the first day of each and every calendar month; PROVIDED, HOWEVER, that such rent shall be subject to set-off in accordance with the terms of
Section 10.8 of the Stock Purchase Agreement between Landlord and Wastequip Manufacturing Company, an Ohio corporation (the "Stock Purchase Agreement") . Rent for any portion of a month shall be prorated based on the actual number of days during such month occurring within the term.

Section 4.2     RENEWAL TERM.
-----------     -------------

         In the event Tenant exercises its option for the renewal term, Tenant agrees without demand and without any deduction or set-off to pay to Landlord at Landlord's office or at such other place as Landlord may from time to time designate as rent for the Premises during such renewal term of this Lease rent in the amount of the "Fair Market Rental" determined as of the first day of such renewal term; PROVIDED, HOWEVER, that such rent shall be subject to set-off in accordance with the terms of Section 10.8 of the Stock Purchase Agreement. The term "Fair Market Rental" as of such date shall be determined by mutual agreement of Landlord and Tenant. In the event Landlord and Tenant cannot agree on the Fair Market Rental at least one hundred twenty (120) days prior to the first day of such renewal term, Landlord and Tenant, at least ninety (90) days prior to the first day of the renewal term, shall jointly select an M.A.I. appraiser to determine the Fair Market Rental, or if they cannot agree on one appraiser, then Landlord and Tenant shall each select one M.A.I. appraiser and those two appraisers shall attempt to agree within thirty (30) days on the Fair Market Rental. In the event the two appraisers are unable to agree on the Fair Market Rental within such thirty (30) day period, but the difference between their determination is less than five percent (5%) of the higher determination, the average of the two determinations shall be the Fair Market Rental. In the event the two appraisers are unable to agree and the difference is more than five percent (5%) as set forth above, the two appraisers shall, not less than sixty (60) days prior to the first day of the renewal term, choose a third M.A.I. appraiser and thereupon the Fair Market Rental shall be determined by the third appraiser not less than thirty (30) days prior to the first day of the renewal term. All such M.A.I. appraisers shall have their principal place of business in the Denver, Colorado area and shall be experienced at appraising property similar to the Premises. The fees and expenses of the appraisers shall be paid one-half by Landlord and one-half by Tenant. In determining the Fair Market

Rental, the appraisers shall take into account the terms and conditions of this Lease .

                     ARTICLE 5 USE, ASSIGNMENT, SUBLETTING
                     -------------------------------------

Section 5.1     USE OF PREMISES.
-----------     ----------------

         Tenant shall use the Premises as a manufacturing and distribution facility. Tenant shall not use the Premises for any purpose prohibited by the laws of the United States or the State of Colorado or the ordinances of the County of Jefferson. Tenant shall not permit any disorderly conduct, excessive noise or nuisance on the Premises.

Section 5.2     ASSIGNMENT AND SUBLETTING.
-----------     --------------------------

         Neither Tenant nor its successors or assigns shall assign, mortgage, pledge, or encumber this Lease or sublet the Premises in whole or in part, or permit the Premises to be used or occupied by others, nor shall this Lease be assigned or transferred by operation of law, without the prior consent in writing of Landlord, which consent shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that this Lease may be assigned without such consent to any corporation or other entity controlled by Wastequip, Inc. provided Tenant remains fully liable hereunder. If this Lease is assigned or transferred, or if all or any part of the Premises is sublet or occupied by any person or entity other than Tenant, Tenant shall continue to be liable in accordance with the terms and conditions of this Lease unless otherwise agreed to in writing.

                     ARTICLE 6 ALTERATIONS, SIGNS, FIXTURES
                     --------------------------------------

Section 6.1     ALTERATIONS.
-----------     ------------

         Tenant may not make any alterations or changes in, upon or about the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. The furnishings, equipment, machinery and trade fixtures owned by Tenant and installed on the Premises will remain the property of Tenant and may be removed by Tenant upon the termination of this Lease, provided that any of such items that are affixed to the Premises and require severance may be removed only if Tenant repairs any damage caused by such removal. Notwithstanding the terms of the preceding sentence, any furnishings, equipment, machinery or trade fixtures listed on Exhibit B attached hereto shall be deemed to be a part of the Premises and may not be removed by Tenant upon the termination of this Lease unless such items are assigned a positive value on the Closing Financial Statements (as such term is defined in the Stock Purchase Agreement) or in the related accounting records.

Section 6.2     TENANT'S RIGHT TO MAINTAIN SIGNS.
-----------     ---------------------------------

         Tenant may place signs of professional quality on the exterior of the Premises advertising Tenant's business or products and identifying the entrances and shipping and receiving areas of the Premises provided such signs comply with any and all applicable governmental laws, rules, and regulations. Tenant agrees to remove the sign or signs at the expiration or sooner termination of this Lease, or any renewal or extension thereof, and to repair, at its own expense, any damage to the Premises caused by such installation or removal.

                  ARTICLE 7 MAINTENANCE, REPAIRS AND UTILITIES
                  --------------------------------------------

Section 7.1     LANDLORD'S REPAIRS AND REPLACEMENTS.
-----------     ------------------------------------

         Landlord shall at its expense make all necessary structural repairs and replacements to the interior and exterior of the Premises and all necessary nonstructural repairs and replacements to the exterior of the Premises and to the roof, foundation and floor of the Premises, including, without limitation, all necessary repairs and replacements to the water, sewer, gas, electric and other utility service lines; PROVIDED, HOWEVER, that Landlord shall not be required to (i) paint any buildings located on the Premises or (ii) repair or replace any paved areas located on the Premises; PROVIDED FURTHER, Landlord shall not have any responsibility to repair or replace any portion of the Premises damaged by Tenant. Landlord also shall reimburse Tenant for any routine nonstructural repairs or replacements required to be performed by Tenant under
Section 7.2 below to the extent the cost of such repairs or replacements with respect to any single item exceed the amount of $10,000. Any interpretation of Landlord's repair and replacement obligations hereunder shall take into account the age and historical uses of the Premises. Tenant agrees to seek any available insurance coverage to finance any repairs or replacements prior to requiring Landlord to satisfy Landlord's repair and replacement obligations hereunder.

Section 7.2     TENANT'S REPAIRS AND REPLACEMENTS.
-----------     ----------------------------------

         Tenant shall at its expense keep the interior of the Premises in an orderly and clean condition and do all routine nonstructural repairs and replacements to such interior and all routine repairs and replacements to any paved areas located on the Premises; PROVIDED, HOWEVER, that Tenant's obligations under this section shall not exceed $10,000 with respect to any single item.

Section 7.3     UTILITIES.
-----------     ----------

         Tenant agrees to pay for gas, electricity, water and sewage charges used or incurred by it in or on the Premises to the public utility company furnishing Tenant such service.

                 ARTICLE 8 INSURANCE; NON-LIABILITY OF LANDLORD
                 ----------------------------------------------

Section 8.1     TENANT'S INSURANCE.
-----------     -------------------

         (a) At all times during the term of this Lease, Tenant shall, at Tenant's own expense, keep in full force and effect public liability insurance in companies acceptable to Landlord, naming both Landlord and Tenant as insured parties, with a minimum single limit of One Million Dollars ($1,000,000.00). Tenant shall deposit such policy or policies of insurance, or certificates thereof, with Landlord.

         (b) Tenant shall further maintain all-risk property insurance on its personal property and trade fixtures located on the Premises to the full insurable value thereof.

         (c) Tenant, at its sole cost and expense, shall keep the Premises with all improvements thereon insured by all-risk coverage (1) in an amount not less than the full replacement cost thereof (excluding foundation and excavation costs) and (2) against such other risks, of a similar or dissimilar nature, as are or shall be customarily covered with respect to premises similar in construction, general location, use and occupancy to the Premises, insuring both Landlord and Tenant and with loss payable in favor of Landlord, as his interest may appear, without regard to any breach of warranty or other act or omission of Tenant.

Section 8.2    INDEMNITY.
-----------    ----------

         Tenant shall defend and save harmless Landlord from and against any and all loss, cost, damage, or expense, including attorney's fees, of any nature whatsoever arising out of or connected with the use or occupancy of the Premises by Tenant, the materials or things maintained or kept by Tenant, its agents, employees, guests, invitees and contractors, in or on the Premises, or arising or alleged to have arisen out of the acts or omissions of Tenant's officers, agents, employees, guests, invitees and contractors.

Section 8.3     TENANT'S USES.
-----------     --------------

         Tenant shall pay as additional rent any increase in premiums for insurance which may be charged during the term of this Lease on the amount of insurance carried by Landlord on the Premises, if any, which increase arises from activities carried on or occupancy of the Premises by Tenant, whether or not Landlord has consented to the same. Tenant shall not permit anything to occur on the Premises which would render void any insurance carried by Tenant thereon.

Section 8.4     WAIVER OF SUBROGATION.
-----------     ----------------------

        The insurance policies carried to insure the Premises and to insure Tenant's personal property and trade fixtures located on the Premises shall each include or permit a waiver of all rights of subrogation as set forth below. Each of the parties agrees to and does hereby waive all rights of recovery and causes of action against the other party and all persons claiming through or under such other party, by way of subrogation or otherwise, for any damage to the Premises, or to any personal property located on the Premises, as the case may be, caused by any of the perils covered and paid by all-risk coverage insurance policies (as now or hereafter constituted), notwithstanding that any such damage or destruction may be due to the negligence of such other party or of the persons claiming through or under such other party.

Section 8.5     CERTIFICATES.
-----------     -------------

        Certificates of all policies of insurance to be maintained by Tenant pursuant to the terms of this Lease, and certificates of all renewals thereof, shall be delivered to Landlord prior to the commencement of the term of this Lease, or prior to the expiration of the original policy, as the case may be.

Each such policy shall contain an endorsement to the effect that the same shall not be cancelled or the coverage thereunder decreased without thirty (30) days' notice to Landlord.

Section 8.6     LANDLORD'S LIABILITY.
-----------     ---------------------

        Tenant shall not attempt to hold Landlord liable for injury or damage to the Premises or to persons thereon for any cause other than the willful acts or gross negligence of Landlord.

                             ARTICLE 9 DESTRUCTION
                             ---------------------

         If the Premises are damaged or destroyed in part by fire or other casualty ordinarily insurable under all-risk coverage insurance in Colorado during the term hereof, Landlord will repair and restore the same to good tenantable condition with reasonable dispatch. The rent herein provided shall abate entirely in case the entire Premises are untenantable, and pro rata for any portion rendered untenantable in case a part only is untenantable, until the same be restored to a tenantable condition. In the event of a partial destruction of the Premises during the term from any cause, Landlord shall forthwith repair the same, provided the repairs can be made within one hundred twenty (120) days under the laws and regulations of applicable governmental authorities. Any partial destruction shall neither annul nor void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while the repairs are being made, any proportionate reduction being based on the extent to which the damage or the making of repairs shall interfere with the business carried on by Tenant on the Premises. In the event the Premises shall be destroyed to the extent of more than thirty percent (30%) of the value thereof, either Landlord or Tenant may at its option terminate this Lease by written notice to the other party.

                           ARTICLE 10 EMINENT DOMAIN
                           -------------------------

         Rights and duties in the event of condemnation are as follows:

         (a) If the whole of the Premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, this Lease shall cease and terminate as of the date on which title shall vest in that authority, and Tenant's rent shall be apportioned and paid up to that date.

         (b) If only a portion of the Premises shall be taken or condemned, this Lease shall not terminate, but the rent payable after the date on which Tenant shall be required to surrender possession of such portion shall be reduced in proportion to the decreased use suffered by Tenant as the parties may agree or as shall be determined by arbitration.

         (c) In the event of any taking or condemnation in whole or in part, the entire resulting award of consequential damages shall belong to Landlord without any deduction for the value of the unexpired term of this Lease or for any other estate or interest in the Premises now or later vested in Tenant. Tenant hereby assigns to Landlord all its right, title and interest in any and all such awards. However, nothing herein contained shall be construed to prevent Tenant from asserting against the condemnor any separate and independent claims for damages occurring by reason of said condemnation for personal property, business, goodwill, cost of removing equipment, or moving expenses.

         (d) In the case of any such taking or condemnation referred to in this section, then if and when there is an actual taking of physical possession of the Premises or of any part thereof in excess of thirty percent (30%) of the total floor area thereof, then either Landlord or Tenant may cancel and terminate this Lease as to the whole of the Premises by giving notice to the other party within ten (10) days after such actual taking of physical possession.

         (e) If this Lease is not terminated as above provided following any of said actual takings, then Landlord shall repair the buildings located on the Premises at its own expense; provided, however, that Landlord's obligation to repair shall be limited to the amount of award actually received by it for such taking.

                                ARTICLE 11 TAXES
                                ----------------

         Tenant shall report and pay promptly all taxes, fees and assessments levied on the Premises by any foreign, federal, state or local government or taxing authority which are allocable to the period of Tenant's occupancy of the Premises; PROVIDED, HOWEVER, that in the event any such taxes or assessments are payable in installments, Landlord shall elect to cause such to be paid over the longest period of time and Tenant shall be obligated to pay only such installments as are allocable to the period of Tenant's occupancy of the Premises.

                               ARTICLE 12 DEFAULT
                               ------------------

         (a) Landlord may declare in writing this Lease to be in default if:

                  (i) Tenant breaches its obligation to pay rent or any other sum when due and fails to cure such breach within ten (10) days after written notice thereof (provided, however, that Landlord shall be required to provide Tenant with notice of any such breach only one time in any Lease Year and thereafter during such Lease Year the ten (10) day cure period shall commence on the date of the breach); or

                  (ii) Tenant breaches any of its other obligations and fails to cure such breach within thirty (30) days written notice thereof; PROVIDED, HOWEVER, that in the event Tenant commences to cure such non-monetary default within said thirty (30) day period and proceeds with due diligence, this Lease shall be extended during the time Tenant is so proceeding with due diligence to cure; or

                  (iii) Tenant, or any successor or assignee of Tenant while in possession, shall file a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make an assignment for the benefit of creditors; or

                  (iv) Involuntary proceedings under any bankruptcy law or insolvency act shall be instituted against Tenant, or if a receiver or trustee shall be appointed of all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or the receivership or trusteeship vacated within sixty (60) days after the institution or appointment.

         (b) Upon an event of default described above, Landlord shall have any and all the remedies available in accordance with the laws of the State of Colorado, including but not limited to any of the following:

                  (i) Landlord shall have the right to cancel and terminate this Lease;

                  (ii) Landlord may elect, but shall not be obligated, to make any payment required of Tenant or comply with any agreement, term, or condition required to be performed by Tenant, and Landlord shall have the right to enter the Premises for the purpose of correcting or remedying any such default and to remain until the default has been corrected or remedied, but any correction or remedy by Landlord shall not be deemed to waive or release the default of Tenant or the right of Landlord to take any action as may be otherwise permissible in the case of any default;

                  (iii) Landlord may re-enter the Premises immediately and remove the property and personnel of Tenant, and store the property in a public warehouse or at a place selected by Landlord, at the expense of Tenant. After re-entry, Landlord may terminate this Lease on giving thirty (30) days' written notice of termination to Tenant. Without such notice, re-entry will not terminate this Lease. On termination, Landlord may recover from Tenant all damages resulting from the breach, including the cost of recovering the Premises, and the worth of the balance of this Lease over the reasonable rental value of the Premises for the remainder of the lease term, which sum shall be immediately due to Landlord from Tenant.

                  (iv) After re-entry, Landlord may relet the Premises or any part thereof for any term without terminating this Lease, at such rent and on such terms as Landlord may choose. If Landlord shall retake possession of the Premises upon default by Tenant, it must try in good faith to relet them to another tenant or tenants, and credit the amount of rent received from such tenant or tenants, less expenses of reletting, to any amounts alleged to be due from Tenant. Landlord may make alterations and repairs to the Premises. The duties and liabilities of the parties if the Premises are relet shall be as follows:

                           (1) In addition to Tenant's liability to Landlord for breach of this Lease, Tenant shall be liable for all expenses of the reletting, for the alterations and repairs made, and for the difference between the rent received by Landlord under the new lease agreement and the rent installments that are due for the same period under this Lease.

                           (2) Landlord shall apply the rent received from reletting the Premises (1) to the expenses of the reletting and alterations and repairs made, (2) to rent due under this Lease, and (3) to payment of future rent under this Lease as it becomes due.

         (c) If either party resorts to litigation in any court to enforce the provisions of this Lease, the prevailing party shall be entitled to an award of reasonable attorneys' fees and costs incurred in the action.

                            ARTICLE 13 HOLDING OVER
                            -----------------------

         After the expiration of this Lease, if Tenant shall remain in possession, it shall be deemed a tenancy from month-to-month at a monthly rental equal to the last monthly installment under this Lease, and subject to all the terms and conditions of this Lease.

                     ARTICLE 14 RECORDING AND SUBORDINATION
                     --------------------------------------

Section 14.1    MEMORANDUM OF LEASE AND SUPPLEMENT TO LEASE.
------------    --------------------------------------------

         Landlord and Tenant agree that this Lease shall not be recorded, but agree to join in the execution of a Memorandum of this Lease which shall make no reference to the rent payable hereunder, and which Memorandum of Lease shall be filed for record at Tenant's expense.

Section 14.2    SUBORDINATION.
------------    --------------

        This Lease and all rights of Tenant hereunder shall be subject and subordinate to the lien of any and all mortgages and other encumbrances that may now or hereafter affect the Premises. Tenant shall on demand execute, acknowledge, and deliver to Landlord, without charge, and any all instruments that may be necessary or proper to subordinate this Lease to the lien of any such mortgage or encumbrance; PROVIDED, HOWEVER, that it is a condition of such subordination that Landlord shall deliver to Tenant a non-disturbance agreement from the holder of any such mortgage or other encumbrance providing in effect that during such time as Tenant is not in default hereunder, Tenant's rights under this Lease shall not be effected or disturbed due to any default by Landlord under such mortgage or exercise of remedy by any such mortgagee (or other holder of any encumbrance). Landlord further covenants and agrees to deliver to Tenant such a non-disturbance agreement from the holder of any existing mortgage on the Premises as of the Commencement Date.

                         ARTICLE 15 OPTION TO PURCHASE
                         -----------------------------

         Landlord does hereby give and grant to Tenant the right and option to purchase the Premises at any time during the term or the renewal term (if duly exercised) provided that Tenant's right to possession under this Lease has not been terminated due to Tenant's default; PROVIDED, HOWEVER, that Tenant may not exercise such purchase option until such time as Wastequip Manufacturing Company ("WQMC") has paid in full all principal and accrued interest, or otherwise satisfied its obligations in full, under both (i) the 7% Convertible Subordinated Promissory Note in the principal amount of $1,250,000 dated the same day herewith issued by WQMC to Landlord and (ii) the 9% Nonconvertible Subordinated Promissory Note in the principal amount of $500,000 dated the same date herewith issued by WQMC to Landlord. The purchase price (the "Purchase Price") for the Premises described above shall be the "Fair Market Value" (defined below) as of the date of exercise. During the thirty (30) day period after such notice has been given (the "Notice Date"), Landlord and Tenant shall negotiate to attempt to agree on one appraiser. In the event Landlord and Tenant cannot agree within such time period on one appraiser to conduct the appraisal, then Landlord and Tenant shall each select one appraiser (by written notice to the other) within the sixty (60) day period after the Notice Date, each of whom shall have one (or more) of the following qualifications:

         (i) be an MAI member of the American Institute of Real Estate Appraisers (or its successor organization, or if it no longer exists, an organization with similar requirements for membership, existing at such time);

         (ii) be an SREA or SRPA member of the Society of Real Estate Appraisers (or its successor organization, or if it no longer exists, an organization with similar requirements for membership, existing at such time); and

shall have had at least three (3) years experience within the previous ten (10) years as a real estate appraiser working in the area of the Premises (a person meeting such qualifications is hereinafter referred to as a "Qualified Appraiser") and the two appraisers shall then choose a third appraiser (the "Third Appraiser"). In the event either Landlord or Tenant shall fail to so select an appraiser within the time period provided, the appraiser selected by the other party shall be deemed to be agreed on by both parties pursuant to this section. The Third Appraiser shall be selected by the two (2) appraisers from a list of Qualified Appraisers obtained from an organization listed above (or its successor organization or, if it no longer exists, an organization with similar requirements for membership, existing at such time) and shall select the Third Appraiser by each striking in turn an appraiser's name off the list and continuing to do so until the name of only one appraiser remains, which appraiser shall be the "Third Appraiser."

         The three appraisers thus chosen (or the one appraiser agreed on or deemed agreed on as provided above) shall each conduct an appraisal of the Premises and shall independently determine the fair market value of the Premises as of the Notice Date. The appraiser(s) shall be instructed to complete their appraisal(s) within ninety (90) days from the date of their designation as appraisers pursuant to this procedure. Such appraisal shall assume that the Premises are free from this Lease, but otherwise shall take into account the location, uses, condition, size, rents payable under any subleases, roads, drainage, landscaping, utilities, amenities, and taxes and assessments affecting or concerning the Premises. The three appraisers (or the one appraiser agreed on or deemed agreed on as provided above) shall then submit their written appraisals to both Landlord and Tenant. In the event the difference between the highest and lowest appraisal is less than five percent (5%) of the middle appraisal, the average of the three appraisals shall be the Appraised Value. In the event the difference between the highest and lowest appraisal is more than five percent (5%) of the middle appraisal, then the appraisal by the Third Appraiser shall be the Appraised Value. In the event one appraiser has been agreed on or deemed agreed on as provided above, the appraisal made by such sole appraiser shall be the Appraised Value. Landlord shall pay the costs and expenses of the appraiser appointed by Landlord, Tenant shall pay the costs and expenses of the appraiser appointed by Tenant, and Landlord and Tenant shall each pay one-half (1/2) the costs and expenses of the Third Appraiser.

         The Purchase Price shall be paid in cash to be deposited in and paid through escrow as provided at the closing.

         Tenant shall sell and convey fee simple title to the Premises to Tenant or Tenant's nominee or designee pursuant to Tenant's written direction (the "Grantee") by good and sufficient general warranty deed, warranting title to the Premises to the Grantee free and clear of all liens, claims, tenancies and encumbrances whatsoever except zoning ordinance, taxes and assessments, both general and special, not yet due and payable, encumbrances arising by, through, or under Tenant, those taxes and assessments which were Tenant's obligations pursuant to this Lease, and except reservations, restrictions and easements of record existing as of the Commencement Date (the "Permitted Encumbrances") .

         The Grantee shall receive at the Grantee's expense an owner's fee policy of title insurance to be issued by Chicago Title Insurance Company (the "Title Company") (or such other title company selected by the Grantee and as to whom the Landlord has no reasonable objection) on ALTA Owner's Form 1970-B (10-17-70) (or, if such form of policy is unavailable in Colorado at such time through any title insurance company authorized to issue title insurance in Colorado, such other form of title insurance policy as the Grantee and the Title Company may agree to use) insuring title to the Grantee of the Premises free and clear of all liens, claims, tenancies and encumbrances whatsoever except ongoing taking(s) (if any) by eminent domain, zoning ordinances, taxes and assessments, both general and special, not yet due and payable, encumbrances arising by, through, or under Tenant, those taxes and assessments which were Tenant's obligations pursuant to this Lease, and the Permitted Encumbrances, in the amount of the Purchase Price or such greater amount as may be designated by the Grantee. The Grantee and Landlord shall each pay one-half of the expenses of title examination and the premium for said policy.

         This transaction shall be placed into escrow with the Title Company or an institutional lender designated by the Grantee and reasonably acceptable to Landlord (in such capacity, the "Escrow Agent"), and this Lease, together with the Escrow Agent's usual conditions of acceptance, shall serve as escrow instructions; PROVIDED, HOWEVER, that in the event of any conflict between the provisions of this Lease and the Escrow Agent's usual conditions of acceptance, the provisions of this Lease shall govern. All documents fully executed and funds necessary for the completion of this transaction shall be deposited with the Escrow Agent on or before the date sixty (60) days after the Fair Market Value is determined.

         When all documents and funds have been deposited into escrow, and the Title Company can and will upon the filing of the deed for record issue a title insurance policy as provided for hereinabove, the Escrow Agent shall promptly file the deed for record and complete this transaction (the "Closing"). The Grantee and Landlord shall each pay one-half the cost of the title examination, the premium for the title insurance policy, any transfer taxes and conveyance fees and the escrow fee.

         If the Title Company is unable to issue its title policy provided herein due to any defects in the title, it shall notify both parties in writing of the reasons why it is unable to issue such title policy and/or the exceptions which it would require to be inserted in such title policy if it were issued. Landlord, within thirty (30) days after the receipt of such notice, shall take such appropriate steps as are necessary to secure the removal of such defects from the title; PROVIDED, HOWEVER, that Landlord shall be obligated to cure the same only if such defects are in the nature of mortgages, judgment liens, mechanic's liens, or tax or other governmental liens. If the Title Company is unable to issue such title policy without such exceptions within such thirty
(30) day period, in addition to any then remedies available, the Grantee shall have the option, to be exercised by the Grantee in writing within twenty (20) days after the expiration of such thirty (30) day period, of either accepting title to the Premises subject to such defects in the title without an abatement of the Purchase Price, or terminating its obligations to purchase the Premises. If the Grantee elects to terminate its obligation to purchase the Premises, the Escrow Agent shall return all funds and documents deposited with it to the party who so deposited the same.

                               ARTICLE 16 GENERAL
                               ------------------

Section 16.1    QUIET ENJOYMENT.
------------    ----------------

         Upon due performance of the covenants and agreements to be performed by Tenant under this Lease, Landlord covenants that Tenant shall, and may at all times, peaceably and quietly have, hold and enjoy the Premises during the term of this Lease. If the foregoing covenant of quiet enjoyment shall be breached and Tenant shall be made a party to any legal proceedings affecting its right of possession, Landlord will reimburse Tenant for any costs or other expenses incurred by Tenant in defending its right to this Lease, including, but not limited to, attorneys' fees and the cost of any such expenses may be charged by Tenant as an off-set to rent due or to become due. Landlord represents that it is the owner of the Premises and has the right to enter into this Lease. Landlord represents that the Premises are fit for their intended use as a location for a manufacturing company.

Section 16.2    SURRENDER.
------------    ----------

         Tenant agrees that at the expiration of this Lease it will surrender and deliver up the Premises in as good order and condition as when this Lease commenced (other than loss by fire or other casualty insurable by standard all-risk coverage insurance, ordinary wear and tear, taking by eminent domain, failure of Landlord to maintain and repair, and the alterations contemplated or permitted hereunder). On the last day of the term of this Lease, or on the sooner termination thereof, Tenant shall peaceably surrender the Premises in good condition and repair as required hereunder. On or before the last day of the term of this Lease or the sooner termination thereof, Tenant shall at its expense remove all of its office furnishings, equipment, supplies, and other personalty, and any property not removed shall be deemed abandoned.

Section 16.3    ACCESS BY LANDLORD.
------------    -------------------

         Tenant shall permit Landlord to place a "For Rent" sign upon the Premises at any time during the last thirty (30) days of the lease term, and shall allow Landlord at any reasonable hour of the business day to enter onto the Premises for viewing.

Section 16.4    NOTICES.
------------    --------

         All notices required or permitted to be given to the parties hereto shall be given in writing by depositing the same in the United States mail, postage prepaid, marked "Certified Mail, Return Receipt Requested," and addressed to the party for which such notice is intended, at the addresses hereinafter specified, or at such other addresses as either party may hereinafter designate by notice to the other party:

         To Landlord:             James D. May, Sr.
                                  10000 East Yale Avenue #36
                                  Denver, Colorado 80231

         With a copy to:          Charles H. Jacobs, Esq.
                                  950 Cherry Street #900
                                  Denver, Colorado 80222

         To Tenant:               May Manufacturing and Distributing Corp.
                                  c/o Waste-Quip, Inc.
                                  25800 Science Park Drive
                                  Suite 140
                                  Beachwood, Ohio 44122
                                  Attn:   George L. Schneider

         With a copy to:          Calfee, Halter & Griswold
                                  1400 McDonald Investment Center
                                  800 Superior Avenue
                                  Cleveland, Ohio 44114-2688
                                  Attn:   Dale C. LaPorte, Esq.


Section 16.5    SEVERABILITY.
------------    -------------

         If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby.

Section 16.6    EXHIBITS.
------------    ---------

         All exhibits referred to in, and attached to, this Lease are hereby made a part of this Lease.

Section 16.7    Entire Agreement.
------------    -----------------

         This Lease represents the entire agreement of the parties and may be changed only by an agreement in writing signed by the parties hereto.

Section 16.8    SUCCESSORS AND ASSIGNS.
------------    -----------------------

         Except as otherwise provided herein, the covenants, terms, conditions, provisions and undertakings in this Lease or any renewals thereof shall extend to and be binding upon the successors and assigns of the parties, as if they were in every case named and expressed, and shall be construed as covenants running with the land; and wherever reference is made to either of the parties, it shall be held to include and apply also to the successors and assigns of such party, as if in each and every case so expressed, except as otherwise provided herein.

Section 16.9    GOVERNING LAW.
------------    --------------

         This lease shall be governed by and construed in accordance with the laws of the State of Colorado.

Section 16.10   RELATIONSHIP OF PARTIES.
-------------   ------------------------

         Landlord and Tenant shall not be considered or deemed to be joint venturers or partners, and neither shall have the power to bind or obligate the other, except as set forth in this Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

In the Presence of:                          LANDLORD:  JAMES D. MAY, SR.

/s/ Lucy W. James                            /s/ James D. May, Sr.
--------------------------------             ----------------------------------

In the Presence of:                          TENANT:  MAY MANUFACTURING AND
                                                      DISTRIBUTING CORP.

/s/ Cheryl L. Melena                         By: /s/ Richard L. Garcia
--------------------------------                --------------------------------

                                                Its:       Treasurer
                                                     ---------------------------

/s/ William C. Hatch                         And: /s/ Paige M. Farinacci
--------------------------------                 -------------------------------
(Both Witnesses as to
   Each Signature)                               Its:        Secretary
                                                     ---------------------------

STATE OF Colorado      )
                       )    SS:
COUNTY OF Denver       )


         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named James D. May, Sr., who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

         IN TESTIMONY WHEREOF, I have hereto set my hand and official seal at DENVER, COLORADO, this 16th day of AUGUST, 1996.

          [NOTARY SEAL]
          LUCY W. JAMES                                /s/ Lucy W. James
          NOTARY PUBLIC                            -----------------------------
        STATE OF COLORADO                                  NOTARY PUBLIC

       MY COMMISSION EXPIRES:                       My Commission Expires:
        SEPTEMBER 23, 1999


STATE OF OHIO      )
                   )   SS:
COUNTY OF CUYAHOGA )


         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named May Manufacturing and Distributing Corp., a Colorado corporation, by Richard L. Garda, its Treasurer, and Paige M. Farinacci, its Secretary, who acknowledged that they did sign the foregoing instrument and that the same is the free act and deed of said corporation and the free act and deed of each of them as such officers.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio, this 26th day of August, 1996.

                                             /s/ Patricia J. Bunyard
                                          ------------------------------
                                                  NOTARY PUBLIC

                                              My Commission Expires:

                                               PATRICIA J. BUNYARD
                                             A NOTARY PUBLIC OF OHIO
                                      MY COMMISSION EXPIRES OCTOBER 30, 1996